UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) April 18, 2005



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



       STATE OF DELAWARE                  1-143           38-0572515
         -----------------                  -----           ----------
     (State or other jurisdiction of     (Commission     (I.R.S. Employer
     Incorporation or Organization)      File Number)   Identification No.)

     300 Renaissance Center,                              48265-3000
     Detroit, Michigan                                     (Zip Code)
     ----------------------------------------------------------------------
                    (Address of Principal Executive Offices)



        Registrant's telephone number, including area code (313) 556-5000
                                                           --------------








================================================================================

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(b) DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On April 18, 2005, Alan G. Lafley resigned from the Board of Directors of General Motors Corporation ("GM"), effective as of such date.

ITEM 8.01     OTHER ITEMS

Erskine Bowles has been nominated for election to the GM Board of Directors and will stand for election, along with other GM directors, at the GM annual meeting of stockholders on June 7, in Wilmington Delaware. A copy of the press release issued by GM follows:

         Erskine Bowles Nominated for Election to GM Board of Directors,
                   Lafley Leaves Due To Antitrust Requirement

DETROIT - General Motors Corp. (NYSE: GM) Chairman and Chief Executive Officer Rick Wagoner announced today that Erskine Bowles has been nominated for election to the GM Board of Directors. Bowles will stand for election, along with other GM directors, at the GM annual meeting of stockholders on June 7 in Wilmington, Del.

GM's proxy statement for the annual meeting, which will include Bowles among the 12 nominees for election to the GM Board, will be mailed to stockholders on April 29.

Bowles, 59, is chairman of Erskine Bowles & Co., LLC and serves as senior advisor at Carousel Capital, a private investment firm he co-founded in 1996. He was recently appointed the deputy special envoy for Tsunami relief by the United Nations.

"Erskine will bring to the GM Board a diverse and successful background in public service and business," Wagoner said.

George Fisher, chairman of the board's Directors and Corporate Governance Committee, said, "On behalf of the GM Board, we look forward to working with Erskine and know he will make valuable contributions to General Motors."

Bowles previously served as general partner at Forstmann Little, a New York-based private equity firm from 1999 to 2001. His public sector experience included the following U.S. government positions: White House chief of staff from 1996 to 1998, deputy White House chief of staff from 1994 to 1995 and administrator of the Small Business Administration from 1993 to 1994. Bowles currently serves on the board of directors for Cousins Properties Inc. He holds a bachelor's degree from the University of North Carolina at Chapel Hill and a master's from Columbia University, where he was a McKinsey scholar.

Wagoner also announced that GM Board member Alan G. (A.G.) Lafley resigned from the GM Board effective immediately. Lafley is chairman, president and chief executive of Procter & Gamble Company. (NYSE: PG).

Lafley, who joined the GM Board in 2002, also serves on the board of directors of General Electric Co. (NYSE: GE). GM and GE compete in financial services. Provisions of the U.S. Clayton Antitrust Act relative to interlocking directors require periodic assessment of whether, based on the revenues, competition between these companies could become significant. Based on a recent assessment, the overlap of the two companies' financial services businesses has grown to the point that Lafley's membership on both boards will no longer qualify for the exemption for minor competition. For that reason, Lafley has resigned his GM directorship effective immediately.

"General Motors has benefited greatly from A.G.'s service as director and I will personally miss his counsel," Wagoner said. "However, the regulations on this matter that has necessitated his resignation are quite clear in requiring prompt action. He leaves the GM Board with our sincere thanks and best wishes."

General Motors Corp., the world's largest automaker, has been the global industry sales leader since 1931. Founded in 1908, GM today employs about 324,000 people around the world. It has manufacturing operations in 32 countries and its vehicles are sold in 200 countries. In 2004, GM sold nearly 9 million cars and trucks globally, up 4 percent and the second-highest total in the company's history. GM's global headquarters are at the GM Renaissance Center in Detroit. More information on GM can be found at www.gm.com.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                          (Registrant)

Date:  April 22, 2005                By:  /s/PETER R. BIBLE
                                     ---  -----------------
                                          (Peter R. Bible,
                                           Chief Accounting Officer)